CONSENT OF ERNST & YOUNG LLP,
                  INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions "Financial Highlights'" for Investors Florida Municipal Cash Fund, Investors Michigan Municipal Cash Fund, Investors New Jersey Municipal Cash Fund, Investors Pennsylvania Municipal Cash Fund and Tax-Exempt New York Money Market Fund (collectively, the "Funds"), each a series of Investors Municipal Cash Fund, in the Investors Municipal Cash Fund Prospectus and "Independent Registered Public Accounting Firm and Reports to Shareholders" and "Financial Statements" in the Investors Municipal Cash Fund Statement of Additional Information and to the incorporation by reference in Post-Effective Amendment Number 21 to the Registration Statement (Form N-1A, No. 33-34819) of our report dated May 12, 2004 with respect to the financial statements and financial highlights of the Funds included in the Investors Municipal Cash Fund Annual Report dated March 31, 2004.



/s/ERNST & YOUNG LLP

Boston, Massachusetts
July 21, 2004